Exhibit 10.22

July 28, 2011

Via Electronic Mail

Mr. Dennis Thatcher
Chief Operating Officer
Mission Broadcasting, Inc.
30400 Detroit Road
Suite 304
Westlake, OH 44145-1855

Re:  WFXP Time Brokerage Agreement

Dear Dennis:

Pursuant to Paragraph 1 of the Amendment to Time Brokerage Agreement dated as of July 17, 2006 between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc., this letter is to notify you that Nexstar hereby elects to extend the Time Brokerage Agreement through August 16, 2016.

Please let me know if you have any questions concerning this extension of the TBA.

Sincerely,

/s/ Elizabeth Ryder
Elizabeth Ryder
Vice President & General Counsel